UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

OTR ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39708	85-2136914
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1395 Brickell Avenue, Suite 800 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 697-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	OTRAU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	OTRA	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	OTRAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As of May 17, 2022, holders of an aggregate of 9,769,363 shares of Class A Common Stock (the “Common Stock”), out of the 10,447,350 shares of Common Stock subject to redemption, of OTR Acquisition Corp., a Delaware corporation (the “Company”) have redeemed their shares of Common Stock in connection with the proposed business combination with Comera Life Sciences, Inc (“Comera”) (the “Business Combination”). The Company is no longer allowing holders of Common Stock to reverse their election to have their shares of Common Stock redeemed. As a result, there are 677,987 shares of Common Stock outstanding that were subject to redemption but not redeemed.

The Company anticipates that the closing of the Business Combination will occur on or before May 19, 2022, subject to the satisfaction or waiver of all of the requirements to closing.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed Business Combination, Comera Life Sciences Holdings, Inc. (“Holdco”) filed the Registration Statement which includes a proxy statement of the Company and a prospectus of Holdco, which registration statement was declared effective by the SEC on April 11, 2022. The definitive proxy statement/prospectus was sent to all Company and Comera stockholders. Holdco and the Company will also file other documents regarding the proposed Business Combination with the SEC. Before making any voting decision, investors and securities holders of the Company and Comera are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Business Combination as they become available because they contain or will contain important information about the proposed Business Combination and the parties to the proposed Business Combination.

Investors and securities holders may obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Holdco through the website maintained by the SEC at https://sec.gov/. In addition, the documents filed by the Company may be obtained free of charge from the Company’s website at https://otracquisition.com/investors/ or by written request to OTR Acquisition Corp., 1395 Brickell Avenue, Suite 800, Miami, Florida 33131.

Participants in the Solicitation

Holdco, the Company and Comera and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Business Combination. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 8, 2022. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed Business Combination may be obtained by reading the proxy statement/prospectus regarding the proposed Business Combination. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2022

OTR ACQUISITION CORP.

By:	/s/ Nicholas J. Singer
Name: Nicholas J. Singer
Title: Chief Executive Officer